UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 5, 2026, VisionWave Holdings, Inc. (the “Company”) completed the initial closing (the “Stage 1 Closing”) pursuant to the Exchange Agreement, dated as of January 26, 2026 (the “Exchange Agreement”), by and between the Company and SaverOne 2014 Ltd. (“SaverOne”), an Israeli company whose American Depositary Shares (“ADS”)are listed on the Nasdaq Stock Market.

As previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2026, the Exchange Agreement provides for a staged equity exchange and strategic collaboration, pursuant to which, upon completion of all stages, the Company will beneficially own approximately 51% of SaverOne's issued and outstanding ordinary shares (on a fully diluted basis, excluding certain dilutive effects), and SaverOne will own shares of the Company's common stock having an aggregate value of $7 million (subject to a value protection mechanism). The transactions also include the grant by the Company to SaverOne of a non-exclusive license to certain of the Company's RF-related intellectual property to support the development of the Company's RF-focused defense and military technology initiatives.

At the Stage 1 Closing, the Company issued 365,610 shares of its restricted shares of common stock (the "Stage 1 VisionWave Shares") to SaverOne, having an aggregate value of approximately $2.7 million, calculated based on the VWAV Average Price (as defined in the Exchange Agreement) of $7.5031 per share. In exchange, SaverOne issued to the Company148,584 restricted ADSs (representing 6,418,828,800 restricted ordinary shares) representing 19.99% of SaverOne's issued and outstanding share capital as of the effective date of the Exchange Agreement (calculated on a fully diluted basis, excluding any dilutive effects from future issuances unrelated to the Exchange Agreement).

In addition, the Company will issue the corresponding shares issuable to management at the Stage 1 Closing pursuant to Schedule 1.7 of the January 26, 2026 Agreement, including the applicable portion of the $3 million pool (39.1877%).

The Stage 1 VisionWave Shares were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company did not engage in general solicitation or advertising with regard to the issuance and sale of the Stage 1 VisionWave Shares and has not offered securities to the public in connection with such issuance and sale. The Stage 1 VisionWave Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Stage 1 Closing and the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2026, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Exchange Agreement, dated as of January 26, 2026, by and between VisionWave Holdings, Inc. and SaverOne 2014 Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Executive Chairman and Interim Chief Executive Officer
Date:	March 9, 2026